Exhibit 1.1

SAFEWAY INC.

$500,000,000

6.35 % NOTES DUE 2017

UNDERWRITING AGREEMENT

August 13, 2007

August 13, 2007

Banc of America Securities LLC

BNP Paribas Securities Corp.

Deutsche Bank Securities Inc.

as Representatives of the several Underwriters

named in Schedule I hereto

Dear Sirs and Mesdames:

Safeway Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Banc of America Securities LLC, BNP Paribas Securities Corp. and Deutsche Bank Securities Inc. are acting as representatives (together, the “Representatives”), $500,000,000 aggregate principal amount of its 6.35% Notes Due 2017 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of September 10, 1997 (the “Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration No. 333-117692), including a prospectus, relating to the Securities and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission (i) a prospectus supplement (the “Prospectus Supplement”) specifically relating to the Securities pursuant to Rule 430B and Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a related prospectus dated August 4, 2004 (the “Base Prospectus”). The term “Registration Statement” means the registration statement (Registration No. 333-117692), as amended to the date of this Underwriting Agreement (this “Agreement”), including the information (if any) deemed to be part of such registration statement at the time it became effective including, if applicable, the Rule 430B Information. The term “430B Information” means any information in the Prospectus Supplement that was omitted from the Registration Statement at the time it was declared effective but is deemed to be a part of and included in such registration statement. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The term “Prospectus” means the Base Prospectus together with the Prospectus Supplement. The term “preliminary prospectus” means a preliminary prospectus supplement specifically relating to the Securities that omitted the Rule 430B Information or that was captioned “Subject to Completion” and that was used after the Registration Statement became effective and prior to the execution and delivery of this Agreement, together with the Base Prospectus. As used herein, the terms “Base Prospectus,” “Prospectus,” and “preliminary prospectus” shall include in each case the documents incorporated by reference therein, and the term “Registration Statement” shall include the documents incorporated or deemed to be incorporated by reference therein or otherwise deemed by the rules and regulations of the Commission under the Securities Act (the

“Securities Act Regulations”) to be a part of or included therein. The terms “supplement,” “amendment” and “amend” as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Base Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all documents otherwise deemed by the Securities Act Regulations to be a part of or included therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement (other than any Rule 462 Registration Statement) has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain, and such Registration Statement, as amended or supplemented, if applicable, at each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) of the Securities Act Regulations, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement when the Registration Statement became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Securities Act Regulations, (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) as of the Applicable Time (as defined below), neither any Issuer Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement, the General Disclosure Package or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) (the “Form T-1”) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m. (Eastern time) on August 13, 2007 or such other time as agreed by the Company and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), identified in Schedule III hereto, any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Statutory Prospectus” as of any time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 6(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(c) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Schedule III hereto or the Registration Statement.

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in the State of California and in each other jurisdiction in which such qualification is required, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each subsidiary, if any, of the Company which is a “significant subsidiary” as defined in Rule 405 of Regulation C of the Securities Act (each a “Significant Subsidiary”) has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the jurisdiction of its incorporation.

(g) This Agreement has been duly authorized, executed and delivered by the Company.

(h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(i) The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and legally binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not result in any violation of the Restated Certificate of Incorporation or the By-Laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any statute or any order, rule or regulation of any governmental body, agency or court having jurisdiction over the Company or any subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency having jurisdiction over the Company is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except such as may be required under the Securities Act and the Securities Act Regulations, and the Exchange Act and the rules and regulations thereunder, the Trust Indenture Act and the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

(k) The financial statements (together with the related notes thereto) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations for the periods specified, except as otherwise disclosed therein; and except as otherwise stated therein or in the Registration Statement, the General Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) Other than as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances (1) that the maintenance of records is in reasonable detail and accurately and fairly reflect the transactions and disposition of assets of the Company; (2) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (3) that receipts and expenditures are made only in accordance with authorizations of management and directors of the Company; and (4) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on financial statements. Except as described in the Prospectus and the Statutory Prospectus that forms a part of the General Disclosure Package, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(p) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(q) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities.

2. Agreement to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.292% of the principal amount of the Securities.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.942% of the principal amount of the Securities (the “Public Offering Price”) plus accrued interest, if any, from August 17, 2007 to the date of payment and delivery, and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of the principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0. 25% of the principal amount, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Payment for the Securities shall be made in Federal or other immediately available funds to an account designated by the Company at 7:00 A.M., California time, on August 17, 2007, or at such other time on the same or such other date, not later than August 24, 2007, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you for the respective accounts of the several Underwriters of global certificates representing the Securities registered in the name of Cede & Co. with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5. Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus or the General Disclosure Package that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus; and

(iii) the Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date (the officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened).

(c) Latham & Watkins LLP, special counsel for the Company, shall have furnished to you their written opinion dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated under the General Corporation Law of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Based on certificates from public officials, such firm shall confirm that the Company is validly existing and in good standing under the laws of the State of Delaware.

(ii) The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company.

(iii) The Indenture (a) has been qualified under the Trust Indenture Act of 1939, as amended, (b) has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company and (c) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(iv) The Securities have been duly authorized by all necessary corporate action of the Company, have been duly executed by the Company, and when duly issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, the Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(v) The Registration Statement has become effective under the Securities Act. To the best of such firm’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated by the Commission. The preliminary prospectus has been filed in accordance with Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8)), the Prospectus has been filed in accordance with Rule 424(b) under the Securities Act (without reference to Rule 424(b)(8) and Rule 430B under the Securities Act, and each Issuer Free Writing Prospectus has been filed in accordance with Rule 433(d).

(vi) The Registration Statement (including the information deemed to be a part thereof pursuant to Rule 430B), at August 13, 2007, and the Prospectus, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the Securities Act Regulations; it being understood, however, that such firm need express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus or with respect to the Statement of Eligibility of the Trustee on Form T-1 (the “Form T-1”). For purposes of this paragraph, such firm may have assumed that the statements made in the Registration Statement and the Prospectus, are correct and complete.

(vii) The Securities and the Indenture conform in all material respects to the descriptions thereof in the General Disclosure Package and the Prospectus under the captions “Description of the Notes” and “Description of Debt Securities,” in each case insofar as such statements are summaries of legal matters.

(viii) The issue and sale of the Securities being delivered on the date hereof by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture on the date hereof do not:

(1) violate the Company’s Governing Documents; or

(2) result in the breach of or a default under any of the indentures relating to the Company’s 4.125% Notes due 2008, 5.80% Notes due 2012, 6.50% Notes due 2011, 7.25% Debentures due 2031, 7.50% Notes due 2009, 4.950% Notes due 2010, 5.625% Notes due 2014, 7.00% Senior Notes due 2007, 4.45% Senior Notes due 2008, 6.50% Notes due 2008, 7.45% Senior Debentures due 2027 or Floating Rate Notes due 2009 or the Credit Agreement dated as of June 1, 2005 among the Company and Canada Safeway Limited, as borrowers, and a consortium of banks led by Banc of America Securities LLC and J.P. Morgan Securities Inc., as joint lead arrangers, as amended; or

(3) violate any federal, New York or California statute, rule or regulation applicable to the Company; or

(4) require any consents, approvals or authorizations to be obtained by the Company from, or any, registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, New York or California statute, rule or regulation applicable to the Company that have not been obtained or made.

(ix) Each of the Incorporated Documents, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects with the applicable requirements for reports on Forms 10-K, 10-Q and 8-K and proxy statements under Regulation 14A, as the case may be, under the Exchange Act, and the rules and regulations of the Commission thereunder, and for Registration Statements on Form 8-A under the Exchange Act and the rules and regulations of the Commission thereunder applicable to the portion incorporated; it being understood, however, that such firm need express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from such reports, proxy statements and registration statements or with respect to the Form T-1. In passing upon the compliance as to form of the Incorporated Documents, such firm may assume that the statements made therein are correct and complete. “Incorporated Documents” means the reports and proxy and registration statements filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus.

(x) The Company is not and immediately after giving effect to the sale of Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus Supplement under the caption “Use of Proceeds” will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may state that they express an opinion only as to federal laws, New York and California law and the General Corporation Law of the State of Delaware. Such opinion may also be subject to customary assumptions and limitations, including that opinions on enforceability may be subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding thereof may be brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) such counsel need not express an opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture; (v) such counsel need not express an opinion with respect to Sections 10.15 and 10.16 of the Indenture; (vi) such counsel need not express an opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (vii) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (viii) such counsel need not express an opinion on consents to or restrictions upon governing law (except for the validity under the laws of the State of New York, but subject to mandatory choice of law rules and constitutional limitations, of provisions of the Indenture and the Securities which expressly choose New York as the governing law therefor), jurisdiction, venue, arbitration remedies or judicial relief; (ix) such counsel need express no opinion with respect to any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (x) such counsel need not express an opinion as to whether the fourth paragraph of section 7.7 of the Indenture is sufficient to create a security interest in favor of the Trustee on any of the assets or property referenced therein.

In addition, such counsel shall provide a separate letter to the effect that such counsel has reviewed the Registration Statement, the General Disclosure Package and Prospectus and the Incorporated Documents, participated in conferences and, if applicable, telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, and representatives of the Underwriters and counsel to the Underwriters, during which conferences and, if applicable, conversations the contents of the Registration Statement, the General Disclosure Package and the Prospectus and portions of certain of the Incorporated Documents and related matters were discussed, and reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the

Registration Statement, the General Disclosure Package and the Prospectus or the Incorporated Documents (except to the extent expressly set forth in (vii) above) and has not made any independent check or verification thereof (except as aforesaid), based on such participation, review and reliance, no facts came to such counsel’s attention that caused such counsel to believe that the Registration Statement, at August 4, 2004 and August 13, 2007 (in each case, together with the Incorporated Documents and the Rule 430B Information), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or as of the Closing Date (together with the Incorporated Documents), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or that the General Disclosure Package, as of the Applicable Time (together with the Incorporated Documents), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to Regulation S-T, the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or the Incorporated Documents or the Form T-1.

(d) Robert A. Gordon, Senior Vice President, Secretary and General Counsel of the Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

(i) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, and in which the failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole;

(ii) based solely on certificates from public officials, each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and to the best of such counsel’s knowledge has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification, and in which failure to be so qualified and in good standing would have a material adverse effect upon the Company and its subsidiaries considered as a whole; and all of the issued and outstanding capital stock of each such Significant Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and the capital stock owned by the Company in each such subsidiary is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

(iii) to the best of such counsel’s knowledge there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, required to be described in the General Disclosure Package and the Prospectus, which are not described as required; and

(iv) the issue and sale of the Securities being delivered at the Closing Date by the Company and the application of the net proceeds therefrom as contemplated under “Use of Proceeds” in the Statutory Prospectus forming a part of the General Disclosure Package and the Prospectus Supplement, and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument relating to indebtedness in excess of $25 million to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

(e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in the first clause of subparagraph (i), subparagraphs (ii), (iii), (iv), the first three sentences of (v), (vi), (vii), and the last paragraph of paragraph (c) above and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

The opinions of Latham & Watkins LLP and Robert A. Gordon described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) (i) The Underwriters shall have received, at the time of execution of this Agreement, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Statutory Prospectus forming a part of the General Disclosure Package and the Prospectus; and (ii) the Underwriters shall have received, on the Closing Date, from Deloitte & Touche LLP a letter to the effect that they reaffirm the statements made in the letter furnished pursuant to clause (i) of this subsection (f) of this Section, provided that such letter shall use a “cut-off date” not earlier than the date hereof.

(g) At the date of this Agreement, the Company shall have furnished for review by the Underwriters copies of such further information, certificates and documents as they may reasonably request.

(h) If the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto) and documents incorporated by reference and to each Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City without charge prior to 5:00 p.m. local time on the business day next succeeding the date of this Agreement, and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or rules and regulations of the Commission thereunder within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing.

(c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend the Registration Statement or amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either such amendment to the Registration Statement or amendments or supplements to the Prospectus so that the statements in the Registration Statement and the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement and the Prospectus, as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

(g) The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Representatives and contained in Schedule II, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(h) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated above.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Statutory Prospectus forming a part of the General Disclosure Package, any Permitted Free Writing Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities hereinabove specified, (ii) the preparation, issuance and delivery of the Securities; (iii) the fees and disbursements of the Trustee and its counsel; (iv) all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky memorandum, (v) the printing and delivery to the Underwriters of copies of any Blue Sky memorandum; (vi) any fees charged by rating agencies for the rating of the Securities; (vii) all other costs and expenses of the Company in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section and (viii) any other costs and expenses of others in connection with the performance of the Company’s obligations hereunder which have been previously approved by the Company. It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

7. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof (including the Rule 430B Information), any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement (including the Rule 430B Information), any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus, the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the aggregate net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the aggregate underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) there has occurred a material disruption in securities settlement or clearance services, (iv) a general moratorium on commercial banking activities in New York or California shall have been declared by either Federal or New York State or California authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in the financial markets in the United States or in the international financial markets or any calamity or crisis, that, in the judgment of the Representatives is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event, singly or together with any other such event, makes it, in the judgment of the Representatives impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Prospectus and the General Disclosure Package.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bear to the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; provided, however, that no such reimbursement shall be required with respect to a termination of this Agreement by the Underwriters pursuant to Section 8 or this Section 9.

10. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the Public Offering Price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Signature Page Follows]

Very truly yours,

Safeway Inc.

By:	/s/ Bradley S. Fox
Name:	Bradley S. Fox
Title:	Vice President and Treasurer

Accepted as of the date hereof

Banc of America Securities LLC

By:	/s/ Peter J. Carbone
Authorized Signatory

BNP Paribas Securities Corp.

By:	/s/ Tim McCann
Authorized Signatory

Deutsche Bank Securities Inc.

By:	/s/ David Greenbaum
Authorized Signatory

By:	/s/ Marc Fratepietro
Authorized Signatory

For themselves and as Representatives of the underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 6.35% Notes Due 2017 to be Purchased
Banc of America Securities LLC	$92,308,000
BNP Paribas Securities Corp.	92,308,000
Deutsche Bank Securities Inc.	92,308,000
Barclays Capital Inc.	28,461,000
Goldman, Sachs & Co.	28,461,000
J.P. Morgan Securities Inc.	28,461,000
Merrill Lynch Incorporated, Pierce, Fenner & Smith	28,461,000
Morgan Stanley & Co. Incorporated	28,461,000
Greenwich Capital Markets, Inc.	28,461,000
Credit Suisse Securities (USA) LLC	13,078,000
Loop Capital Markets, LLC	13,078,000
UBS Securities LLC	13,077,000
Wells Fargo Securities, LLC	13,077,000

Total	$500,000,000

S-I-1

SCHEDULE II

Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-117692

FINAL TERM SHEET

Dated: August 13, 2007

Issuer:	Safeway Inc.

Size:	$500,000,000

Maturity:	August 15, 2017

Coupon (Interest Rate):	6.35%

Underwriting Discount:	0.650%

Yield to Maturity:	6.358%

Spread to Benchmark Treasury:	+158 basis points

Benchmark Treasury:	4.75% due August 15, 2017

Benchmark Treasury Price and Yield:	99-25, 4.778%

Interest Payment Dates:	February 15 and August 15, commencing February 15, 2008

Price to Public:	99.942%

Redemption Provisions:	In addition to the change of control triggering event as described in the Preliminary Prospectus Supplement dated August 13, 2007, redeemable as described below.

Make-whole call:	At any time at the greater of 100% of the principal amount of the notes being redeemed or discounted present value at Treasury Rate plus 25 basis points

Settlement Date:	August 17, 2007 (T+4)

Ratings:	Baa2 by Moody’s Investors Service, Inc., BBB- by Standard & Poor’s Ratings Services and BBB by Fitch Ratings

Joint Book-Running Managers:	Banc of America Securities LLC BNP Paribas Securities Corp. Deutsche Bank Securities Inc.

S-II-1

Co-Managers:

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. Incorporated

Greenwich Capital Markets, Inc.

Credit Suisse Securities (USA) LLC

Loop Capital Markets, LLC

UBS Securities LLC

Wells Fargo Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or e-mailing a request to dg.prospectus_distriubtion@bofasecurities.com, BNP Paribas Securities Corp. toll-free at 1-800-854-5674, or Deutsche Bank Securities Inc. toll-free at 1-800-503-4611.

S-II-2

SCHEDULE III

The Final Term Sheet contained in Schedule II

S-III-1